UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 7, 2025
_______________________________________
Mastercard Incorporated
(Exact name of registrant as specified in its charter)
_______________________________________
Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A common stock	MA	New York Stock Exchange
2.1% Notes due 2027	MA27	New York Stock Exchange
1.0% Notes due 2029	MA29A	New York Stock Exchange
2.5% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On November 7, 2025, Mastercard Incorporated (the “Company”) entered into a committed five-year unsecured $8,000,000,000 revolving credit facility (the “Credit Facility”) with Citibank, N.A. as managing administrative agent; JPMorgan Chase Bank, N.A. as administrative agent; Citibank Europe PLC, UK Branch as Euro Swing Line Agent, Citibank, N.A. and JPMorgan Chase Bank, N.A. as joint lead arrangers, joint book managers and global coordinators; Bank of America, N.A., Bank of China, New York Branch, Barclays Bank PLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Lloyds Bank Corporate Markets PLC, National Westminster Bank PLC, U.S. Bank National Association, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, as joint lead arrangers, joint book managers, syndication agents and/or regional coordinators; and Commerzbank AG, New York Branch, Crédit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, HSBC Bank USA, N.A., Industrial and Commercial Bank of China Limited, New York Branch, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Bank, N.A., Santander Bank, N.A., and Société Générale as joint lead arrangers, joint book managers and/or documentation agents; and other lenders and agents from time to time party thereto.
The Credit Facility, which expires on November 7, 2030, amends and restates the Company’s prior $8,000,000,000 credit facility that was to expire on November 7, 2029. The Credit Facility provides the Company with a revolving line of credit with a borrowing capacity of up to $8,000,000,000. Borrowings under the Credit Facility are available in U.S. dollars and/or Euros for general corporate purposes. Borrowings under the Credit Facility would bear interest at the Secured Overnight Financing Rate (SOFR), the Euro Short Term Rate (€STR) or an alternative base rate for the relevant currency, in each case plus applicable margins that fluctuate based on the Company’s applicable long-term issuer rating (or, if not available, the counterparty rating). The Company has agreed to pay a facility fee which will fluctuate based on its applicable rating.
Certain other material terms of the Credit Facility include:
•the right to designate one or more subsidiaries of the Company (each, a “Subsidiary Borrower”) that may borrow under the commitments made available under the Credit Facility, subject to both customary conditions and the unconditional guarantee provided by the Company with respect to any such borrowings and any other obligations (if any) of the Subsidiary Borrowers under the Credit Facility;
•restrictive covenants (subject, in each case, to certain customary exceptions and amounts) which limit the Company’s ability to, among other things: (a) create liens (excluding, among other things, (i) liens not exceeding the greater of (x) $600,000,000 or (y) 4% of consolidated total assets of the Company or (ii) deposits in connection with the purchase price for an acquisition) and (b) effect fundamental changes to the Company and any Subsidiary Borrowers (including a merger or sale of substantially all of the Company’s assets or a liquidation or dissolution of the Company);
•customary events of default, upon the occurrence of which (after any applicable grace period) the lenders will have the ability to accelerate all outstanding loans under the Credit Facility and terminate the commitments;
•the option for the Company to terminate or reduce the commitments under the Credit Facility at any time without penalty in a minimum amount of $10.0 million;
•the option for the Company to prepay the loans outstanding under the Credit Facility at any time without penalty in a minimum amount of (x) $10.0 million for loans denominated in U.S. dollars and (y) €10.0 million for loans denominated in Euros; and
•customary representations and warranties.
The majority of the Credit Facility lenders are customers or affiliates of customers of Mastercard International Incorporated, the Company’s operating subsidiary. Certain of the lenders under the Credit Facility (or their affiliates) have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its subsidiaries, for which they have in the past and may in the future receive customary fees and commissions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	November 12, 2025	By:	/s/ Gina Accordino
Gina Accordino
Corporate Secretary

3